UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 1, 2018

GOLUB CAPITAL BDC, INC.
(Exact name of Registrant as Specified in Its Charter)

DELAWARE	814-00794	27-2326940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

__150 SOUTH WACKER DRIVE, SUITE 800, CHICAGO, IL 60606 _
(Address of Principal Executive Offices)          (Zip Code)

Registrant’s telephone number, including area code: (312) 205-5050

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 1.01.     Entry into a Material Definitive Agreement.

GBDC 2018 Debt Securitization

On November 1, 2018, Golub Capital BDC CLO III LLC (the “2018 Issuer”), an indirect, wholly-owned, consolidated subsidiary of Golub Capital BDC, Inc. (the “Company”) entered into a Purchase Agreement (the “Purchase Agreement”) with Golub Capital BDC CLO III Depositor LLC, as depositor, and Morgan Stanley & Co. LLC, as the initial purchaser (the “Initial Purchaser”), pursuant to which the 2018 Issuer agreed to sell certain notes to be issued pursuant to an indenture (the “2018 Notes”) to the Initial Purchaser as part of a new $602.4 million term debt securitization (the “GBDC 2018 Debt Securitization”). Term debt securitizations are also known as collateralized loan obligations and are a form of secured financing incurred by the Company, which is consolidated by the Company and subject to its overall asset coverage requirement.

The closing of the sale of the 2018 Notes pursuant to the Purchase Agreement is subject to customary closing conditions, including that the closing occur on or prior to November 16, 2018 and that certain of the 2018 Notes have been assigned agreed-upon ratings by S&P Global Ratings, an S&P Global Ratings Inc. business, and/or Fitch Ratings, Inc. or any respective successor or successors thereto.

The description above is only a summary of the material provisions of the Purchase Agreement and is qualified in its entirety by reference to copies of the Purchase Agreement, which is filed as Exhibit 10.1 to this current report on Form 8-K and incorporated by reference herein.

Amendment to MS Credit Facility

On November 1, 2018, Golub Capital BDC 2010-1 LLC (the “2010 Issuer”), a wholly-owned subsidiary of the Company, entered into an amendment (the “Credit Facility Amendment”) to the documents governing the 2010 Issuer’s senior secured revolving credit facility (as amended, the “MS Credit Facility”) with Morgan Stanley Bank, N.A., as lender, Morgan Stanley Senior Secured Funding, Inc., as administrative agent, and U.S. Bank National Association, as collateral agent for the administrative agent and the lenders. The Credit Facility Amendment was effective as of November 1, 2018.

The Credit Facility Amendment increased the borrowing capacity under the MS Credit Facility from $300.0 million to $450.0 million. The other material terms of the MS Credit Facility were unchanged.

As previously disclosed, the MS Credit Facility is secured by all of the assets held by the 2010 Issuer. Borrowing under the MS Credit Facility remains subject to the leverage restrictions contained in the Investment Company Act of 1940, as amended.

The description above is only a summary of the material provisions of the Credit Facility Amendment and is qualified in its entirety by reference to copies of the Credit Facility Amendment, which is filed as Exhibit 10.2 to this current report on Form 8-K and incorporated by reference herein.

On November 1, 2018, the Company issued a press release announcing the pricing of the GBDC 2018 Debt Securitization and the Credit Facility Amendment. A copy of this press release is attached hereto as Exhibit 99.1.

Item 9.01.    Financial Statements and Exhibits.

(d)    Exhibits.

10.1Purchase Agreement by and among Golub Capital BDC CLO III LLC, Golub Capital BDC CLO III Depositor LLC and Morgan Stanley & Co. LLC, dated as of November 1, 2018.
10.2First Amendment to Credit Agreement, dated as of November 1, 2018, by and among Golub Capital BDC 2010-1 LLC, Morgan Stanley Bank, N.A., Morgan Stanley Senior Funding, Inc., and GC Advisors LLC.
99.1Press release of Golub Capital BDC, Inc., dated as of November 1, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Golub Capital BDC, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLUB CAPITAL BDC, INC.

Date:	November 1, 2018 By: /s/ Ross A. Teune
Name:     Ross A. Teune
Title:     Chief Financial Officer